EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-222660) of Nine Energy Service, Inc. of our report dated March 7, 2019 relating to the financial statements which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 7, 2019